UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

FALCON’S BEYOND GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41833	92-0261853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Park Center Drive

Orlando, FL 32835

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (407) 909-9350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which Registered
Class A common stock, par value $0.0001 per share	FBYD	The Nasdaq Stock Market LLC
Warrants exchangeable for 0.25 shares of Class A common stock on October 6, 2028	FBYDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 17, 2026, the Board of Directors (the “Board”) of Falcon’s Beyond Global, Inc. (the “Company”) increased the number of directors on the Board from five to six and elected Iraida Que De Vera to serve as a director of the Company.

Upon joining the Board, Iraida Que De Vera will be entitled to receive compensation under the Company’s Non-Employee Director Compensation Program, approved by the Board in December 2023 as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024.

Iraida Que De Vera will enter into an Indemnification Agreement with the Company in the same form as its other directors have entered, which is filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.3 to its Current Report on Form 8-K filed on October 12, 2023.

Prior to joining the Board, an entity controlled by Iraida Que De Vera purchased 691,563 shares of Class A common stock of the Company from Katmandu Ventures, LLC, a greater than 10% shareholder of the Company, for an aggregate purchase price per share of $7.23. Such entity agreed to subject such shares to restrictions on transfer for a period of thirty (30) months commencing on January 12, 2026, subject to customary carve-outs for transfers to affiliates, gifts, and for estate planning purposes provided that the permitted transferee agrees to be bound by such transfer restrictions.

Other than described above, Iraida Que De Vera is not a party to any material plan, contract or arrangement with the Company, nor has any other material plan, contract or arrangement to which she is a party been modified as a result of Iraida Que De Vera’s appointment described above. There is no arrangement or understanding between Iraida Que De Vera and any other person pursuant to which she was selected as an director of the Company and there are no family relationships between Iraida Que De Vera and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Iraida Que De Vera has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On February 17, 2026, the Company issued a press release announcing the addition of Iraida Que De Vera to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information being furnished in this under this Item 7.01 of this Current Report, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2026	FALCON’S BEYOND GLOBAL, INC.

	By:	/s/ Bruce A. Brown
	Name:	Bruce A. Brown
	Title:	Chief Legal Officer and Corporate Secretary

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